Exhibit 99-h(vi)

AMENDMENT (“Amendment”) to

the

SUB-TRANSFER AGENT AND SERVICES AGREEMENT

between

DST SYSTEMS, INC.

and

LORD ABBETT FAMILY OF FUNDS

DST Systems, Inc. (“DST”) and Lord Abbett Family of Funds (“Lord Abbett”) hereby agree that, with respect to the Sub-Transfer Agent and Services Agreement (“Agreement”) between DST Systems, Inc. (“DST”) and Lord Abbett Family of Funds (“Lord Abbett”) dated January 1, 2017, as amended, the Agreement is amended as follows, effective April 6, 2021. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control.

1.	Exhibit A, List of Funds, is hereby deleted in its entirety and replaced with the following:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Global Bond Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Dividend Growth Fund Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund
Lord Abbett Durable Growth Fund
Lord Abbett Focused Growth Fund
Lord Abbett Focused Large Cap Value Fund
Lord Abbett Focused Mid Cap Value Fund
Lord Abbett Focused Small Cap Value Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Research Fund
Lord Abbett Growth Leaders Fund
Lord Abbett Health Care Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett International Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Trust I1

Lord Abbett Climate Focused Bond Fund
Lord Abbett International Growth Fund
Lord Abbett Mid Cap Innovation Growth Fund
Lord Abbett Short Duration High Yield Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio
Developing Growth Portfolio
Dividend Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

[1]	As amended April 6, 2021 to reflect the addition of Lord Abbett International Growth Fund, a series of Lord Abbett Trust I.

2.	Subject to the specific modifications made herein, all terms and conditions of the Agreement shall remain in full force and effect.

DST SYSTEMS, INC.	Lord Abbett Family of Funds

By: /s/ Nick Wright	By: /s/ John T. Fitzgerald
Print: Nick Wright	Print: John T. Fitzgerald
Title: General Manager	Title: Vice President and Assistant Secretary
Date: April 6, 2021	Date: April 6, 2021